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                                                                   EXHIBIT 23.01

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors Skyworks Solutions, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Skyworks Solutions, Inc. of our report dated November 15, 2002, with respect to the consolidated balance sheet of Skyworks Solutions, Inc. as of September 30, 2002, and the related consolidated statement of operations, stockholders' equity and cash flows for the year ended September 30, 2002, and the related financial statement schedule, which report appears in the 2002 annual report on Form 10-K of Skyworks Solutions, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 30, 2002, except for Notes 12 and 13 which are as of June 25, 2002, on the consolidated financial statements of Alpha Industries, Inc. and subsidiaries as of March 31, 2002 and April 1, 2001 and for each of the years in the three-year period ended March 31, 2002, and the related financial statement schedules, which report appears in the March 31, 2002, annual report on Form 10-K of Alpha Industries, Inc. and subsidiaries.

We also consent to the reference to our firm under the heading "Experts" in this Registration Statement.

/s/ KPMG LLP
KPMG LLP

Boston, Massachusetts
January 14, 2003